                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            DATA TRANSLATION, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            DATA TRANSLATION, INC.

                               ----------------

                 Notice of 1999 Annual Meeting of Stockholders
                         To Be Held On April 14, 1999

                               ----------------

TO THE STOCKHOLDERS OF DATA TRANSLATION, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Data Translation, Inc. (the "Company") will be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 14, 1999 at 10:00 a.m., local time, for the following purposes:

   1.To elect one Director of the Company to serve for a three-year term as a Class III Director; and

   2.To consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Only holders of record of the Company's common stock at the close of business on March 1, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          ELLEN W. HARPIN
                                          Secretary

Marlboro, Massachusetts
March 8, 1999

                                   IMPORTANT

  EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            DATA TRANSLATION, INC.

                               ----------------

            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 14, 1999

                               ----------------

                VOTING, REVOCATION AND SOLICITATION OF PROXIES

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Data Translation, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 14, 1999 at 10:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are being first mailed on or about March 8, 1999 to stockholders of record as of March 1, 1999. The Annual Meeting has been called for the following purposes: (i) to elect one Director of the Company to serve for a three-year term as a Class III Director and (ii) to consider and vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record Date; Voting

  The Board of Directors of the Company (referred to hereinafter as the "Board of Directors" or the "Directors") has fixed the close of business on March 1, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of record of common stock of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on January 31, 1999, there were 2,107,059 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issued and outstanding. As of such date, there were approximately 216 holders of record of the Company's Common Stock. Holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

  Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" each of the proposals.

  Any properly completed proxy card may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, at the address set forth above, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

  In addition to the solicitation of proxies by mail, the Directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such Directors, officers or employees will receive any compensation for such solicitation activities. The Company will bear the costs of preparing, printing and mailing the materials used in the solicitation of proxies. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them and will provide reimbursement for the cost of forwarding the materials in accordance with customary charges.

Quorum and Stockholder Vote Required

  The presence, in person or by proxy, of the holders of at least a majority in interest of the total number of shares of the Common Stock of the Company issued, outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, the affirmative vote of a plurality of the shares present and voting, in person or by proxy, is necessary to elect a class of Directors of the Company for a three-year term (Proposal One). Shares that reflect abstentions or "broker non-votes" (i.e. shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Class III Director, abstentions and broker non-votes will have no effect on the outcome of such election.

                                 PROPOSAL ONE
                     NOMINATION AND ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of four members and is divided into three classes, Class I with one Director, Class II with two Directors and Class III with one Director. The term of office of one of the classes expires in each year and the Directors' successors will be elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. Each of the nominee and incumbent directors was elected to his or her initial term in 1996.

  At the Annual Meeting, one person will be elected as a Class III Director of the Company to serve for a three-year term until the 2002 annual meeting of stockholders and until his successor is elected and qualified. The Board of Directors has nominated Alfred A. Molinari, Jr. for re-election as a Class III Director of the Company for a three-year term. Approval by the affirmative vote of a plurality of the shares present and voting, in person or by proxy, at the Annual Meeting is necessary to elect Mr. Molinari as a Director.

 The Board of Directors recommends that stockholders vote for the election of
                     Alfred A. Molinari, Jr. as Director.

  Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election of Mr. Molinari to serve as a Class III Director of the Company. The Board of Directors believes that Mr. Molinari will stand for election and will, if elected, serve as Director. However, if Mr. Molinari fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may nominate and recommend.

  Information regarding the nominee for election as Director and incumbent Directors, including principal employment and prior business experience, is set forth below.

Nominees for Election as Directors:

  Alfred A. Molinari, Jr., 57, for a term expiring in 2002. Mr. Molinari has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since 1996. Mr. Molinari is the founder of Media 100, Inc. ("Media 100") and served as the Chief Executive Officer of Media 100 from its inception in 1973 until the Company's spin-off from Media 100 (the "Spin-off").

Incumbent Directors:

  Ellen W. Harpin, 43, term expires in 2000. Ms. Harpin has been a Vice President and a Director of the Company since 1996 and was appointed Assistant Treasurer in February 1999. Prior to the Spin-off, she served as Vice President of Administration for Media 100 from July 1995 through September 1996. She also served as

Chief Financial Officer for Media 100 from prior to 1992 to July 1995. Ms. Harpin was employed by Media 100 from March 1983 until November 1996 and during her tenure served as Vice President--Finance and Administration, Treasurer, Vice President--Manufacturing and Director of Sales.

  Dr. David Cyganski, 45, term expires in 2001. Dr. Cyganski has served in faculty and administrative positions at Worcester Polytechnic Institute ("WPI") since prior to 1992. Since October 1992 Dr. Cyganski has been a professor in the WPI Electrical and Computer Engineering Department.

  D'Anne Hurd, 48, term expires in 2001. In February 1998, Ms. Hurd was named as Chief Financial Officer and General Counsel of Smart Route Systems, Inc. (a provider of travel information data). Since February 1997 Ms. Hurd had been Vice President of Finance and General Counsel of Smart Route. From August 1996 to February 1997, Ms. Hurd was Vice President--Administration, Chief Financial Officer and General Counsel of Archetype, Inc. (software development). From January 1995 to August 1996, she served as a business/legal consultant, specializing in initial public offerings and strategic alliances/joint ventures. From September 1993 until December 1994, Ms. Hurd was Corporate Vice President, General Counsel and Clerk and from June 1993 until September 1993 General Counsel of MediSense, Inc., (medical products). From prior to 1992 to 1993 she was associated with the law firm of Burns & Levinson.

Board of Directors and its Committees

  The Board of Directors held nine meetings during the fiscal year ended November 30, 1998. During fiscal 1998, each of the Directors attended 100% of the total number of meetings of the Board of Directors and of the committees of which he or she was a member held while such person was a member of the Board of Directors.

  The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and establishes and approves compensation arrangements for the executive officer of the Company. The members of the Compensation Committee are Ms. Hurd, Dr. Cyganski and Mr. Molinari. During the fiscal year ended November 30, 1998, the Compensation Committee acted by written consent on two occasions. The Audit Committee reviews the results and scope of the financial audit and other services provided by the Company's independent public accountants and make recommendations to the Directors. The members of the Audit Committee are Ms. Hurd and Dr. Cyganski. During the fiscal year ended November 30, 1998, the Audit Committee met on one occasion.

Board of Directors Compensation

  The Company compensates each Director who is not also an employee of the Company $7,500 per year plus $500 per meeting for services as a Director. In addition, each non-employee Director is eligible to receive options under the Company's 1996 Stock Option Plan. Directors of the Company who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of February 27, 1999 (except as otherwise indicated) information with respect to the shares of Common Stock which are beneficially owned by each person holding more than 5% of the outstanding Common Stock, by each Director, by each executive officer of the Company named in the Summary Compensation Table below and by all Directors and executive officers of the Company as a group.

                                                         Number of
                                                           Shares
                                                        Beneficially
              Name of Beneficial Owner(1)                 Owned(2)   Percent(2)
              ---------------------------               ------------ ---------
Alfred A. Molinari, Jr.(3).............................   430,162      20.42
Ellen W. Harpin(4).....................................    17,666          *
Kevin Sullivan(5)......................................     4,878          *
Gary B. Godin(6).......................................     4,791          *
D'Anne Hurd(7).........................................     1,957          *
David Cyganski(8)......................................     1,832          *
Jeffrey M. Cronin(9)...................................     1,682          *
All executive officers and directors as a group (7
 persons in all)(10)...................................   462,968      21.97

---------------------
   * Represents less than 1%

 (1) All addresses for beneficial owners are c/o the Company, 100 Locke Drive, Marlboro, Massachusetts 01752.

 (2) The number and percent of the outstanding shares of Common Stock treat as outstanding all shares issuable on exercise of options held by a particular beneficial owner that are exercisable within 60 days of February 27, 1999 and are included in the first column.

 (3) Includes 75,146 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

 (4) Includes 11,766 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

 (5) Includes 3,166 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

 (6) Includes 4,666 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

 (7) Includes 1,832 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

 (8) Includes 1,832 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

 (9) Includes 1,582 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

(10) Includes 99,990 shares subject to stock options which are exercisable within 60 days of February 27, 1999.

                            EXECUTIVE COMPENSATION

Historical Compensation

  The following table provides certain summary information concerning the compensation of the Chief Executive Officer of the Company and each of the executive officers of the Company whose cash compensation exceeded $100,000 annually (the "Named Executive Officers") for the fiscal years ended November 30, 1998, 1997 and 1996. During the fiscal year ended November 30, 1996, the Company was either a wholly-owned subsidiary of Media 100 or operated as a part of Media 100 and, accordingly, the Named Executive Officers were compensated by Media 100 in accordance with Media 100's plans and policies. Some of the information included herein has been derived from information provided by Media 100.

                          SUMMARY COMPENSATION TABLE

                                                   Long-Term
                                                  Compensation
                           Annual Compensation       Awards
                          ----------------------  ------------
   Name and Principal                                            All Other
        Position          Year Salary($) Bonus($)  Options(#)  Compensation($)(1)
   ------------------     ---- --------  -------  ------------ --------------
Alfred A. Molinari, Jr..  1998 $232,800     --          --         $1,896
 Chairman of the Board,
 President and            1997  225,000     --      100,000         1,803
 Chief Executive Officer  1996  229,327  56,250      60,000         1,735
Gary B. Godin(2)........  1998  125,910     --        5,000         1,331
 Chief Financial Officer
 and Treasurer            1997  120,208     --        5,000         1,466
                          1996   97,631  30,000         --            656
Kevin J. Sullivan(3)....  1998  140,385     --       25,000           889
 Vice President of
 Engineering--Data        1997  116,865     --        5,000           716
 Acquisition and Imaging
 Group                    1996      --      --          --            --

---------------------
 (1) The amounts reported represent (i) the dollar value of premiums paid on term life and accidental death and dismemberment insurance for the benefit of the Named Executive Officers and (ii) Company contributions to a defined contribution plan with respect to the Named Executive Officers.

 (2) Mr. Godin resigned and left the Company in February 1999.

 (3) Mr. Sullivan was appointed an executive officer of the Company in 1997.

Stock Options

  The following table provides information concerning the grant of stock options by the Company to the Named Executive Officers during the fiscal year ended November 30, 1998.

                       Option Grants in Last Fiscal Year

                                      Individual Grants                Potential Realized Value
                         --------------------------------------------   at Assumed Annual Rates
                         Number of    % of Total                      of Stock Price Appreciation
                         Securities    Options    Exercise                  for Option Term
                         Underlying   Granted to  or Base             -------------------------------
                          Options    Employees in  Price   Expiration      5%              610%
Name                     Granted(#)  Fiscal Year   ($/Sh)     Date         ($)              ($)
----                     ----------  ------------ -------- ---------- -------------    --------------
Gary B. Godin...........    5,000(1)     3.78%     $2.41    12/17/03    $       4,092    $        9,283
Kevin J. Sullivan.......    5,000(1)     3.78       2.41    12/17/03            4,092             9,283
                           20,000(1)    15.13       1.31    11/19/04            8,931            20,261

---------------------
 (1) Options are exercisable 20% per year over five years and expire six years after grant.

                         OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the Named Executive Officers, concerning unexercised Company options held as of the end of the fiscal year.

   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                                Value of unexercised
                                                       Number of Unexercised        In-The-Money
                             Shares                     Options at FY-End(#)  Options at FY-End ($)(1)
                          Acquired on     Value     ------------------------- ---------------------------
          Name            Exercise (#) Realized ($) Exercisable Unexercisable Exercise     Unexercisable
          ----            ------------ ------------ ----------- ------------- ----------   --------------
Alfred A. Molinari, Jr..      --           --         47,146       92,851       $        0    $           0
Gary B. Godin...........      --           --          2,733        8,367              501             0.00
Kevin J. Sullivan.......      --           --          1,833       28,167                0           16,240

---------------------
(1) Market value of underlying securities at November 30, 1998, minus the exercise price of "in-the-money" options.

Compensation Committee Interlocks and Insider Participation

  Mr. Molinari, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company is a member of the Compensation Committee of the Board of Directors. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a description of certain lease payments by the Company in which Mr. Molinari has an interest.

Compensation Committee Report on Executive Compensation

  The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's Management. The Compensation Committee of the Board of Directors of the Company consists of Dr. David Cyganski, Ms. D'Anne Hurd and Mr. Alfred A. Molinari, Jr.

  Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to set senior management compensation to attract and retain senior executives who will contribute to the long-term success and growth of the Company; (ii) to pay the Company's senior management equitably in relation to peer companies; (iii) to calculate total compensation (i.e., the combined value of all cash and stock benefits) based on a measure of overall performance; (iv) to reward the Company's senior management for increased profitability and resulting shareholder value by closely aligning the financial interest of senior management with those of shareholders and (v) to integrate compensation incentives with the long-term goals of the Company.

  The pay program described above applies to the Chief Executive Officer and other executive officers, and therefore reflects the criteria upon which the Chief Executive Officer's 1999 compensation is expected to be based.

  The Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants, and thereby provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance.

  Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, and give executives a long-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to those that are involved in determining base salary, and awards reflect individual performance reviews. The Compensation Committee also may recommend that the Directors grant stock options for executive retention purposes, taking into account, among other things, general industry practice.

  Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                          David Cyganski
                                          D'Anne Hurd
                                          Alfred A. Molinari, Jr.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks for four fiscal quarters commencing December 1, 1997 and ending November 30, 1998.

                             [GRAPH APPEARS HERE]

                                      Dec-97   Feb-98   May-98   Aug-98   Nov-98
CRSP INDEX FOR NASDAQ ELEC.
  COMPONENT STOCKS                   $100.00  $106.62  $ 86.78  $ 78.44  $118.74
NASDAQ COMPOSITE INDEX               $100.00  $108.86  $108.39  $ 92.16  $120.40
DATA TRANSLATION, INC.               $100.00  $ 64.00  $ 64.00  $ 34.02  $ 68.00

  The above graph compares the performance of the Company with that of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks, which is an industry index prepared by the Center of Research-- Securities Prices at the University of Chicago.

  The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on December 1, 1997 in each of Data Translation, Inc., the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks with investment weighted on the basis of market capitalization.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company leases its domestic headquarters (the "Facilities") from a related party trust, Nason Hill Trust (the "Trust"), a nominee trust of which Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, and his wife are the sole trustees and beneficiaries.

  The Facilities are leased from the Trust under operating leases expiring on December 1, 2009. Pursuant to an amendment dated May 13, 1997, the annual lease payments are equal to the sum of (i) $1,092,000 through November 30, 1999, $1,300,000 commencing December 1, 1999 and ending November 30, 2002, and adjusted thereafter by the applicable CPI increase as of December 1, 2002, for the period commencing December 1, 2002, and again December 1, 2005, for that period commencing December 1, 2005, and (ii) any additional interest costs payable by the Trust in such year under a note in favor of State Street Bank and Trust Company due to the failure of the Company to maintain the financial ratios required for the most favorable interest rate under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the Facilities and, under certain circumstances, various costs and expenses associated with the series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense, net of sublease income, included in the operations of the Company under the lease for fiscal 1998 was approximately $335,000.

  The following is a summary of certain agreements between the Company and Media 100 entered into in connection with the Spin-off. Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, was a director and former Chief Executive Officer of Media 100 and his son John A. Molinari is President, Chief Executive Officer and a director of Media 100.

  Distribution Agreement. The Company and Media 100 are parties to a Distribution Agreement which provides for, among other things, the principal corporate transactions required to effect the Spin-off. The Distribution Agreement provides for indemnification of the Company by Media 100, and of Media 100 by the Company, in a manner designed, as between the two companies, to place with the Company financial responsibility for the data acquisition and imaging, commercial products and networking distribution businesses, and to place with Media 100 financial responsibility for the business retained by Media 100. The Distribution Agreement also provides for a tax sharing arrangement between the Company and Media 100. Pursuant to such agreement, Media 100 is solely responsible for any tax liabilities relating to periods prior to December 2, 1996, and is entitled to any tax refunds relating to such periods. After December 2, 1996, each of the Company and Media 100 are responsible for tax liabilities relating to their respective operations. The Distribution Agreement also provides for the sharing of certain tax liabilities that may be associated with the Spin-off.

  Corporate Services Agreement. The Company and Media 100 were parties to a Corporate Services Agreement pursuant to which the Company provided to Media 100 certain finance, administrative and manufacturing services. The amount that Media 100 paid for such services was based upon the particular service. Media 100 may terminate any service upon 30 days prior written notice to the Company and the Company may terminate any service upon 30 days notice to Media 100 if it no longer provides such service to its own organization. Substantially all of the corporate services provided by this agreement terminated in November 1997. Fees collected under this agreement in fiscal 1997 totaled approximately $362,000.

  Intellectual Property Agreement. The Company and Media 100 are parties to an Intellectual Property Agreement which provides for royalty-free perpetual cross-licenses to each of Media 100 and the Company from the other for all technologies covered by existing patents and patent applications held by them as of the Spin-off. The agreement also provides that the parties will cross-license to each other technologies under patents issued pursuant to applications made in the two year period following the Spin-off. The cross-licenses provide for termination upon a change of control with respect to patents issued pursuant to applications made after August 31, 1996, although the licensee may continue to use such patents in products already being shipped or which are substantially near completion of development.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own (directly or indirectly) more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports received by it, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% stockholders during the fiscal year ended November 30, 1998 were satisfied, except that Ms. Harpin inadvertently failed to file on a timely basis a report relating to a January 1998 transaction, and Mr. Molinari inadvertently failed to file on a timely basis a report relating to a November 1998 transaction.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company on or before November 1, 1999 in order to be considered for inclusion in the Company's proxy statement. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to: Secretary, Data Translation, Inc., 100 Locke Drive, Marlboro, MA 01752.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors plans to engage Arthur Andersen LLP, to serve as the Company's independent public accountants for the fiscal year ended November 30, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                                                      1611-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                            DATA TRANSLATION, INC.

              Proxy for 1999 Annual Meeting of Stockholders to be
                Held on Wednesday, April 14, 1999 at 10:00 a.m.
               This proxy is solicited by the Board of Directors

     The undersigned hereby constitutes and appoints Ellen W. Harpin and Alfred
A. Molinari, Jr., and each of them, as proxies of the undersigned (the "Proxies"), with full power to appoint his or her substitute, and authorizes each of them to represent and to vote all shares of common stock of Data Translation, Inc. (the "Company") held by the undersigned at the close of business on March 1, 1999 at the 1999 Annual Meeting of Stockholders to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts, on April 14, 1999 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

                              PLEASE ACT PROMPTLY
                      SIGN, DATE & MAIL PROXY CARD TODAY

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

DATA TRANSLATION, INC.

     c/o EquiServe
     P.O. Box 8040
     Boston, MA 02266-8040

   Detach card below, sign, date and mail in postage paid envelope provided.
                            DATA TRANSLATION, INC.
                100 Locke Drive, Marlboro, Massachusetts 01752




                                  DETACH HERE
--------------------------------------------------------------------------------

[X]  Please mark
     votes as in
     this example.


1. Proposal to elect Alfred A. Molinari, Jr. as a Class III Director of the Company to serve for a three-year term until the 2002 annual meeting of stockholders and until his successor is duly elected and qualified.

               FOR            WITHHELD
               [_]              [_]

                                   MARK HERE
                                  FOR ADDRESS
                                  CHANGE AND     [_]
                                  NOTE BELOW

When properly executed this proxy will be voted in the manner directed hereon by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominee listed in Proposal 1 and in their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the stamped envelope provided.

The above undersigned stockholder(s) hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1999 Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1998 annual report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Please sign name exactly as shown on stock certificate. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating such person's title or authority. If a partnership, please sign in partnership name by authorized person.

Signature                                        Date
         ------------------------------------        --------------------------